EXHIBIT 5.1

Shutts & Bowen LLP 200 South Biscayne Boulevard Suite 4100 Miami, FL 33131 DIRECT (305) 358-6300 FAX (305) 358-9982

December 29, 2022

Duos Technologies Group, Inc.

7660 Centurion Parkway

Suite 100

Jacksonville, Florida 33256

Ladies and Gentlemen:

We have acted as counsel to Duos Technologies Group, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1, Registration No. 333 - 268638 (such registration statement, as amended, is referred to as the “Registration Statement”), covering the offering for resale, on a delayed or continuous basis, of (i) 902,002 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”, and such shares, the “Common Shares”); and (ii) 433,000 shares of Common Stock to be sold by the Selling Stockholders, issuable upon conversion of shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock” and such shares of Common Stock that may be issued upon conversion thereof, the “Conversion Shares”).

The Common Shares and shares of Series D Preferred Stock were issued pursuant to Securities Purchase Agreements, dated as of September 30, 2022 and October 29, 2022 (the “Securities Purchase Agreements”), between the Company and the Selling Stockholders. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission on December 1, 2022, under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the Registration Statement as filed with the Commission on December 29, 2022, under the Securities Act; (iii) the Amended and Restated Articles of Incorporation of the Company, as amended, as currently in effect; (iv) the Amended and Restated By-Laws of the Company, as amended, as currently in effect; and (v) certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the Registration Statement, the Common Shares, the Series D Preferred Stock, the Securities Purchase Agreements and the transactions contemplated thereby. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Duos Technologies Group, Inc.

December 29, 2022

Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that (i) the Conversion Shares issuable upon conversion of the Series D Preferred Stock have been duly authorized and when issued upon conversion of the Series D Preferred Stock pursuant to the terms thereof, will be validly issued, fully paid and non-assessable and (ii) the Common Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Florida and the federal laws of the United States of America, as in effect on the date hereof.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Interests of Named Experts and Counsel” in the prospectus included in the Registration Statement and in any Rule 462(b) registration statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Shutts & Bowen LLP